UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2015

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by The Wet Seal, Inc. (the “Company”) on January 16, 2015 and in a Current Report on Form 8-K filed by the Company on January 22, 2015 (collectively, the “Prior Form 8-Ks”), on January 15, 2015 the Company and its three subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re The Wet Seal, Inc., et al.”, Case Nos. 15-10081-10084 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Financing Agreement

As previously disclosed in the Prior Form 8-Ks, in connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 15, 2015 (the “DIP Financing Agreement”), by and among the Debtors and B. Riley Financial, Inc., as Lender. The proposed terms of the DIP Financing Agreement were previously disclosed by the Company in the Prior Form 8-Ks. The DIP Financing Agreement provides for a senior secured, super-priority credit facility (the “DIP Financing”) of up to $20.0 million on the closing date of the DIP Financing, the availability of which is reduced by a $5.0 million availability block (the “Availability Block”), which Availability Block is subject to reduction at the sole discretion of the Lender. Loans under the DIP Financing will be capped at the lesser of this commitment and a borrowing base (which is subject to reserves).

Pursuant to a final order entered by the Bankruptcy Court in the Chapter 11 Cases on February 5, 2015 (the “Final Order”), the Debtors were authorized to obtain post-petition financing and to borrower from the Lender pursuant to the terms of the DIP Financing Agreement on a final basis. In addition, on such date certain provisions contained in the DIP Financing Agreement were modified. As set forth in the Final Order, the maturity date of the DIP Financing is the earlier of (a) May 15, 2015, unless otherwise extended by the Lender in its discretion, and (b) no less than five business days after the termination of the Plan Sponsorship Agreement (the “Plan Sponsorship Agreement”) entered into between the Debtors and B. Riley Financial, Inc. (the “Plan Sponsor”) on January 15, 2015, as amended. As set forth in the Final Order, the “applicable rate” of interest in the DIP Financing Agreement was reduced two percentage points from 10.25% to 8.25% per annum and the “default rate” of interest in the DIP Financing Agreement was reduced from 12.5% to 10.25%. Pursuant to the Final Order, the reasonable out of pocket costs and expenses of the Lender in connection with the DIP Financing Agreement and the Plan Sponsor in connection with the Plan Sponsorship Agreement are to be paid by the Debtor; provided, however, notwithstanding anything to the contrary contained in the Plan Sponsorship Agreement or the DIP Financing Agreement, the reimbursement of fees and expenses payable by the Debtors in connection with the Plan Sponsorship Agreement and the DIP Financing Agreement, combined, shall not exceed the amount set forth for such expenses in the budget approved by the Bankruptcy Court.

The DIP Financing Agreement remains subject to various terms, conditions, and covenants, including certain prepayment events. Reference is made to the prior Form 8-Ks for additional information with respect to the terms of the DIP Financing and the DIP Financing Agreement.

DIP LC Agreement

In addition, as previously disclosed in the Prior Form 8-Ks, in connection with the Chapter 11 Cases the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured, Super-Priority Debtor-in-Possession Letter of Credit Agreement, dated as of January 15, 2015 (the “DIP LC Agreement”), by and among the Debtors and Bank of America, N.A., as L/C Issuer. The terms of the DIP LC Agreement were previously disclosed by the Company in the Prior Form 8-Ks. The DIP LC Agreement provides for a senior secured, super-priority debtor-in-possession letter of credit facility (the “DIP LC Financing”) of up to approximately $18.3 million on the closing date of the DIP LC Financing.

On February 5, 2015, a final order authorizing the DIP LC Agreement was entered by the Bankruptcy Court in the Chapter 11 Cases. Pursuant to the terms and conditions of such final order, the Debtors were authorized on a final basis to incur and perform post-petition obligations under the DIP LC Agreement and to provide cash collateral as provided by such agreement.

Plan Sponsorship Agreement

In addition, on February 5, 2015 the Bankruptcy Court entered an order in the Chapter 11 Cases approving and authorizing the assumption of the Plan Sponsorship Agreement as modified, and approving and authorizing the payment under certain specified conditions of a breakup fee and expense reimbursement in accordance with the terms of the modified Plan Sponsorship Agreement. As set forth in the order, the breakup fee which may become payable to the Plan Sponsor shall be limited to $625,000, after the Debtors pay $375,000 in commitment fees pursuant to the DIP Financing Agreement. Furthermore, such order provides that the reimbursement of fees and expenses payable in connection with the Plan Sponsorship Agreement and the DIP Financing Agreement, combined, shall not exceed the amount set forth in the approved budget accompanying the Final Order. Furthermore, the Plan Sponsorship Agreement was modified to provide that the Plan Sponsor agreed, subject to certain terms and conditions set forth in the Plan Sponsorship Agreement, to purchase 80% of the common stock to be issued in the reorganized Company pursuant to a chapter 11 plan of reorganization in consideration for $25,000,000 (in the form of conversion of the principal amount of the DIP Financing into equity and the remainder in cash) as compared to $20,000,000 as originally provided for in the original Plan Sponsorship Agreement.

Pursuant to the order, provisions set forth in the original Plan Sponsorship Agreement that limited the Debtors’ ability to solicit and negotiate transactions other than the transaction with the Plan Sponsor described in the Plan Sponsorship Agreement were deleted in their entirety from the Plan Sponsorship Agreement. Consistent with the deletion of these provisions, the Debtors have filed a motion in the Chapter 11 Cases seeking approval of proposed bid procedures governing the submission of competing superior proposals to sponsor an alternative chapter 11 plan of reorganization or to acquire all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code, and in each case to provide replacement debtor-in-possession financing. The proposed bid procedures set forth, among other things, a deadline to submit a superior proposal for an alternative transaction of no later than March 5, 2015 with an auction (if a superior proposal is timely received) to be held on March 10, 2015 to determine the highest or otherwise best bid.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The items set forth above in Item 1.01 of this Form 8-K regarding the DIP Financing and DIP LC Financing are hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://www.donlinrecano.com/Clients/wsi/Index.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Forward-looking statements may be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on December 10, 2014, as well as in other past filings with the Securities and Exchange Commission; the transaction contemplated by the Plan Sponsorship Agreement is subject to various conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; a competing superior proposal to sponsor an alternative chapter 11 plan of reorganization or to acquire all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code may not be submitted, or even if submitted, may be subject to various terms and conditions which may not be satisfied; and other risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate the transactions contemplated by the Plan Sponsorship Agreement with respect to the Chapter 11 Cases, or if applicable, any competing superior proposal, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the Company’s ability to execute the its business while in bankruptcy, and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. If the plan of reorganization contemplated by the Plan Sponsorship Agreement is consummated, the Company’s outstanding Class A common stock will be extinguished and the holders of the Company’s outstanding Class A common stock will not receive any consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: February 10, 2015	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer